EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm


         We hereby consent to the incorporation by reference to the Registration Statement on Form S-8, of our report dated June 8, 2006 on the financial statements of Trudy Corporation and incorporated by reference into the Annual Report on Form 10-KSB for the year ended March 31, 2006.

Shelton, Connecticut
August 31, 2006

                          /s/  Dworken, Hillman, LaMorte & Sterczala, P.C.